DUNHAM FUNDS

RULE 12b-1 PLAN

CLASS C SHARES

Appendix A

Funds to be Serviced Under This Plan

Bond Funds	Equity Funds
Dunham Corporate/Government Bond Fund	Dunham Real Estate Stock Fund
Dunham High-Yield Bond Fund	Dunham Appreciation & Income Fund
Dunham Floating Rate Bond Fund*	Dunham International Stock Fund
Dunham International Opportunity Bond Fund*	Dunham Large Cap Value Fund
Dunham Small Cap Value Fund
Dunham Large Cap Growth Fund
Dunham Emerging Markets Stock Fund
Dunham Small Cap Growth Fund
Dunham Monthly Distribution Fund
Dunham Loss Averse Equity Income Fund*
Dunham Focused Large Cap Growth Fund*
Dunham Alternative Income Fund*
Dunham Alternative Strategy Fund*

* This Appendix was amended on:

 March 23, 2010 to add Dunham Loss Averse Growth Fund (now named Dunham Loss Averse Equity Income Fund)

September 20, 2011 to add Dunham Focused Large Cap Growth Fund;

June 19, 2012 to add Dunham Alternative Income Fund;

December 18, 2012 to add Dunham Alternative Strategy Fund;

September 17, 2013 to add Dunham Floating Rate Bond Fund and Dunham International Opportunity Bond Fund.